EXHIBIT 23


                        Consent of Independent Auditors


We consent to the incorporation by reference in the following Registration Statements of Nichols Research Corporation and in the related Prospectuses of our report dated October 7, 1998, with respect to the consolidated financial statements of Nichols Research Corporation included in the Annual Report (Form 10-K/A Amendment No. 1)for the year ended August 31, 1998.

     Form S-8 No. 33-13464 pertaining to the Nichols Research Corporation 1984 Incentive Stock Option Plan;

     Form S-8, as amended, File Nos. 33-13464 and 333-07164 pertaining to the Nichols Research Corporation 1988 Employees' Stock Purchase Plan;

     Form S-8, as amended,  File Nos.  33-38568  and  333-29791  pertaining   to
the Nichols Research Corporation Non-Employee Officer and Director Stock Option Plan;

     Form S-8, as amended, File Nos. 33-44409 and 333-07160 pertaining to the Nichols Research Corporation 1989 Incentive Stock Option Plan;

     Form S-8, as amended, File Nos. 33-55454 and 333-07162 pertaining to the Nichols Research Corporation 1991 Stock Option Plan;

     Form S-8 No. 333-60199 pertaining to the Nichols TXEN Corporation Key Employee Incentive Stock Option Plan;

     Form S-8 No. 333-60193 pertaining to the Nichols TXEN Corporation 1996 Incentive Stock Option Plan;

     Form S-8 No. 333-61093 pertaining to the Incentive Stock Option Plan of 1988 of Welkin Associates, Ltd.; and

     Form S-3 No.  333-61143  pertaining to the  registration  of 415,689 shares
of Nichols  Research   Corporation  Common Stock  issued  to the shareholders of
Welkin Associates, Ltd.

                                               /s/ Ernst & Young LLP
                                                   -----------------
                                                   Ernst & Young LLP

Birmingham, Alabama
January 13, 1999